EX-99.h.7

                     AMENDMENT TO TRANSFER AGENCY AGREEMENT
                            JNLNY VARIABLE FUND I LLC


         AMENDMENT made as of this ____ day of _____________, 2003, by and between JNLNY Variable Fund I LLC, a Delaware limited liability corporation ("the Variable Fund"), and Jackson National Asset Management, LLC, a Michigan limited liability company ("JNAM").

                                   WITNESSETH

         WHEREAS, the Fund and JNAM entered into a Transfer Agency Agreement (the "Agreement") dated January 31, 2001; and

         WHEREAS, under the terms of the Agreement, JNAM renders certain transfer agency and other services to units of beneficial interest in separate funds ("Fund") of the the Variable Fund and the owners of record thereof; and

         WHEREAS, in order to reflect a change in sub-adviser, the names of the Funds have been changed.

         NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

1. Exhibit A to the Agreement is hereby deleted and replaced in its entirety with Exhibit A dated ________________, 2003, attached hereto.

         IN WITNESS WHEREOF, the parties have caused this instrument to be executed as of the day and year first above written.

ATTEST:                                     JNLNY VARIABLE FUND I LLC


___________________________                 By:______________________________
                                               Mark D. Nerud
                                            As Its Vice President, Treasurer and
                                            Chief Financial Officer

ATTEST:                                     JACKSON NATIONAL ASSET
                                            MANAGEMENT, LLC

___________________________                 By:______________________________
                                               Susan S. Rhee
                                            As Its Assistant Secretary


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                                    EXHIBIT A

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JNL/Curian the Dow SM 5 Fund
JNL/Curian the Dow SM 10 Fund
JNL/Curian the S&P(R) 10 Fund
JNL/Curian Global 15 Fund
JNL/Curian Select 25 Fund
JNL/Curian Small Cap Fund
JNL/Curian Technology Sector Fund
JNL/Curian Pharmaceutical & Healthcare Sector Fund
JNL/Curian Financial Sector Fund
JNL/Curian Energy Sector Fund
JNL/Curian Consumer Brands Sector Fund
JNL/Curian Communications Sector Fund